                                                                      Exhibit 5


          This AMENDMENT No. 1 made and entered into the 27th day of February, 1998, among Northwest Airlines Corporation ("Parent"), Newbridge Parent Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Holdco Sub"), Air Partners, L.P., a Texas limited partnership (the "Partnership"), the partners of the Partnership (collectively, the "Partners"), Bonderman Family Limited Partnership, a Texas limited partnership ("Transferor I"), Air Saipan, Inc., a CNMI corporation ("Transferor II"), and 1992 Air, Inc., a Texas corporation ("Transferor III").

          WHEREAS, Parent, Holdco Sub, the Partnership, the Partners, Transferor I, Transferor II and Transferor III are parties to an Investment Agreement dated as of January 25, 1998 (the "Investment Agreement"; capitalized terms used and not defined herein have the meaning assigned to them in the Investment Agreement); and

          WHEREAS, the parties hereto desire to amend the Investment Agreement to adjust the maximum percentage of the consideration to be paid to the Partners pursuant thereto that may be so paid in shares of Holdco Sub Class A Common Stock;

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


          Section 1. Amendments. (a) Schedules 2.2(a) and 2.2(b) to the Investment Agreement are hereby deleted in their entirety and replaced with Schedules 2.2(a) and 2.2(b) hereto, respectively.

          (b) The reference in Section 2.2(c) of the Investment Agreement to "40%" is hereby deleted and replaced with a reference to "41%".

          (c) Immediately following Section 2.2(c) of the Investment Agreement, a new Section 2.2(d) is hereby inserted, as follows:

               "(d) It is understood and agreed by the parties that, subject to clause (c) of this Section 2.2, 1992 Air GP may elect to receive part of the consideration for its Allocable Company Class A Shares in cash and part in shares of Holdco Sub Class A Common Stock as set forth on Schedules 2.2(a) and 2.2(b), so that 1992 Air GP shall be both a Cash Electing Partner and a Share Electing Partner."

          Section 2. Approval. This Amendment is made pursuant to Section 7.8 of the Investment Agreement, which requires the written consent of each of Parent, Holdco Sub, the

Partnership, the Partners, Transferor I, Transferor II and Transferor III, each of whom hereby consents to the foregoing amendment.

          Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applied in contracts entered into and to be performed in New York without regard to the application of principles of conflicts of laws.

          Section 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be considered an original and all of which, taken together, shall constitute the same document.

          IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the date and year first above written above.

                                   NORTHWEST AIRLINES CORPORATION


                                   By:   /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name:  Douglas M. Steenland
                                        Title: Vice President, General
                                               Counsel and Secretary


                                   NEWBRIDGE PARENT CORPORATION


                                   By:   /s/ Douglas M. Steenland
                                        ----------------------------------------
                                        Name:  Douglas M. Steenland
                                        Title: Vice President, Secretary
                                               and Assistant Treasurer


                                   AIR PARTNERS, L.P.

                                   1992 AIR GP, a Texas general partnership

                                   By:  1992 Air, Inc., a Texas corporation,
                                        managing partner


                                        By:   /s/ James J. O'Brien
                                             -----------------------------------
                                             Name:  James J. O'Brien
                                             Title: Vice President

                                   THE PARTNERS:

                                   GENERAL PARTNERS:

                                   1992 AIR GP, a Texas general partnership

                                   By:  1992 Air, Inc., a Texas corporation,
                                        general partner


                                        By:   /s/ James J. O'Brien
                                             -----------------------------------
                                             Name:  James J. O'Brien
                                             Title: Vice President


                                   AIR II GENERAL, INC., a Texas corporation


                                   By:   /s/ James J. O'Brien
                                        -----------------------------
                                        Name:  James J. O'Brien
                                        Title: Vice President


                                   LIMITED PARTNERS:

                                   DAVID BONDERMAN
                                   BONDERMAN FAMILY LIMITED
                                     PARTNERSHIP
                                   ESTATE OF LARRY LEE HILLBLOM
                                        By:  Russel K. Snow, Jr.
                                             Managing Executor
                                             Bank of Saipan, Executor
                                   DHL MANAGEMENT SERVICES, INC.
                                   LECTAIR PARTNERS
                                        By:  Planden Corp., G.P.
                                   SUNAMERICA INC. (Formerly Broad, Inc.)
                                   ELI BROAD
                                   AMERICAN GENERAL CORPORATION
                                        DONALD STURM
                                   CONAIR LIMITED PARTNERS, L.P.
                                   BONDO AIR LIMITED PARTNERSHIP
                                        By:  1992 Air, Inc.

                                   By: 1992 AIR GP, as attorney-in-fact for the foregoing

                                        By:  1992 Air, Inc., a Texas
                                             corporation, general partner


                                             By:   /s/ James J. O'Brien
                                                  ------------------------------
                                                  Name:  James J. O'Brien
                                                  Title: Vice President


                                   AIR SAIPAN, INC., a CNMI corporation


                                        By:   /s/ James J. O'Brien
                                             -----------------------------------
                                             Name:  James J. O'Brien
                                             Title: Agent and Attorney-in-Fact


                                   BONDERMAN FAMILY LIMITED
                                     PARTNERSHIP


                                        By:   /s/ James J. O'Brien
                                             -----------------------------------
                                             Name:  James J. O'Brien
                                             Title: Agent and Attorney-in-Fact


                                   1992 AIR, INC., a Texas corporation


                                        By:   /s/ James J. O'Brien
                                             -----------------------------------
                                             Name:  James J. O'Brien
                                             Title: Vice President

                                   Schedule 2.2(a)
                                Cash Electing Partners
                                   and Transferors


Partner or Transferor                        Estimated Cash Amount(1)
---------------------                        ------------------------

Estate of Larry Hillblom                        $ 55,819,750
DHL Management Services, Inc.                     54,201,548
Sun America, Inc.                                 20,325,816
American General Corporation                      72,864,236
Conair, L.P.                                       6,097,883
Bondo Air Limited Partnership                     62,053,260
1992, Air GP                                      19,289,758
Air Saipan, Inc.                                     225,156
                                                ------------
                                                $290,877,407
                                                ------------
                                                ------------

----------------
(1)  Net of the aggregate exercise price of Warrants.

                                   Schedule 2.2(b)
                               Share Electing Partners
                                   and Transferors

Partner or Transferor                        Estimated Value of Shares*(1)
---------------------                        -----------------------------

David Bonderman                                 $ 23,369,916
Bonderman Family Limited Partnership               6,775,146
Lectair Partners                                  36,586,017
Eli Broad                                         13,550,293
Donald Sturm                                      33,876,109
1992 Air GP                                       71,801,792
1992 Air, Inc.                                    12,961,350
Bonderman Family Limited Partnership                 997,448
                                                ------------
                                                $199,918,071
                                                ------------
                                                ------------

----------------
* Based on assumed price used in calculating the Share Exchange Ratio of 1.2079.

(1)  Net of the aggregate exercise price of Warrants.